EXHIBIT 99.3

UNITED STATES DISTRICT COURT

DISTRICT OF MINNESOTA

SECURITIES AND EXCHANGE COMMISSION,

Plaintiff,
CA NO. -
v.
BUCA, INC.

Defendant.

FINAL JUDGMENT AS TO DEFENDANT BUCA, INC.

The Securities and Exchange Commission having filed a Complaint and Defendant Buca, Inc. (“Buca”) having entered a general appearance; consented to the Court’s jurisdiction over Buca and the subject matter of this action; consented to entry of this Final Judgment without admitting or denying the allegations of the Complaint (except as to jurisdiction); waived findings of fact and conclusions of law; and waived any right to appeal from this Final Judgment:

I.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Buca and Buca’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Section 17(a) of the Securities Act of 1933 (the “Securities Act”) [15 U.S.C. § 77q(a)] in the offer or sale of any security by the use of any means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly:

(a)	to employ any device, scheme, or artifice to defraud;

(b)	to obtain money or property by means of any untrue statement of a material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or

(c)	to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.

II.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Buca and Buca’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly, Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) [15 U.S.C. § 78j(b)] and Rule l0b-5 promulgated thereunder [17 C.F.R. § 240.10b-5], by using any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange, in connection with the purchase or sale of any security:

(a)	to employ any device, scheme, or artifice to defraud;

(b)	to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or

(c)	to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person.

III.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Buca and Buca’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise, are permanently restrained and enjoined from violating, directly or indirectly, Section 13(a) of the Exchange Act [15 U.S.C. § 78m(a)] and Rules 12b-20, 13a-1, and 13a-13 promulgated thereunder [17 C.F.R. §§ 240.12b-20,240.13a-1, and 240.l3a-l3], by:

(a)	as to any statement or report required by Section 13 of the Exchange Act, failing to include such information as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading;

(b)	as to any annual report required by Section 13 of the Exchange Act, failing to file a report with the Commission that conforms to generally accepted accounting principles; or

(c)	as to any quarterly report required by Section 13 of the Exchange Act, failing to file a report with the Commission that conforms to generally accepted accounting principles.

IV.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Buca and Buca’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly, Sections 13(b)(2)(A) and l3(b)(2)(B) of the Exchange Act [15 U.S.C. § 78m(b)(2)(A), 78m(b)(2)(B)] by:

(a)	failing to make or keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer;

(b)	failing to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

(i)	transactions are executed in accordance with management’s general or specific authorization;

(ii)	transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets;

(iii)	access to assets is permitted only in accordance with management’s general or specific authorization; and

(iv)	the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

V.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Buca and Buca’s agents, servants, employees, attorneys, assigns and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from directly or indirectly violating Section 14(a) of the Exchange Act [15 U.S.C. § 78n(a)] and Rules 14a-3 and 14a-9 [17 C.F.R. §§ 240.14a-3 and 240.14a-9] thereunder, by, among other things, using the mails or by any means or instrumentality of interstate commerce or of any facility of any national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of Buca’s name to solicit any proxy or consent or authorization in respect of any security registered pursuant to Section 12 of the Exchange Act or to make any solicitation by means of any proxy statement, form of proxy, notice of meeting or other communication, written or oral, containing any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading or which fails to furnish information required under Exchange Act Rule 14a-3.

VI.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent is incorporated herein with the same force and effect as if fully set forth herein, and that Buca shall comply with all of the undertakings and agreements set forth therein.

VII.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for the purposes of enforcing the terms of this Final Judgment.

Dated: , 2007
UNITED STATES DISTRICT JUDGE